LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANTS
                                       AND
                         CONSENT OF SWEENEY, GATES & CO.


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:      Empire Financial Holding Company
                  Amendment No. 1 to Registration Statement on Form S-1 SEC File No. 333-86365

We are the former accountants of Empire Financial Holding Company and subsidiaries (collectively, "the Company") and concur with the statements made by the Company in this Amendment No. 1 to this Registration Statement regarding our replacement as the Company's principal accountants.

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated February 19, 1999, relating to the consolidated financial statements of the Company.

We also consent to the reference to our firm under the caption "Experts" in the prospectus.


                                                        /s/ Sweeney, Gates & Co.
                                                        ------------------------
                                                            Sweeney, Gates & Co.

Fort Lauderdale, Florida
March 22, 2000